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                                                             EXHIBIT (10)(i)(f)

          Amendment No. 5 to Credit Agreement between Richman Gordman
           1/2 Price Stores, Inc. And Congress Financial Corporation,
                            dated September 12, 1996









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                               AMENDMENT NO. 5 TO
                         INVENTORY FINANCING AGREEMENT
                          ACCOUNTS SECURITY AGREEMENT


                               September 12, 1996


Richman Gordman 1/2 Price Stores, Inc.
12100 West Center Road
Omaha, Nebraska 68144

Ladies and Gentlemen:

        Reference is made to the Inventory Financing Agreement and Accounts Security Agreement dated as of October 20, 1993, as previously amended and supplemented (the "Loan Agreement") between Congress Financial Corporation (Central)("Congress") and Richman Gordman 1/2 Price Stores, Inc, ("Borrower"). Terms used herein and not otherwise defined herein shall the meaning ascribed to such terms in the Loan Agreement.

        Borrower has requested that Congress agree to amend the Loan Agreement to (i) extend the maturity of the Loan Agreement and (ii) modify the inventory advance rate, and Congress is willing to do so subject the terms and conditions set forth herein.

        Accordingly, the Loan Agreement is hereby amended in the following respects:

1. The first sentence of Section 2.1 of the: Loan Agreement is hereby deleted in its entirety and replaced with the following:

                In the absence of an Event of Default and in the absence of an event which with the passage of time or the giving of notice or both would mature into an Event of Default and subject to the terms and conditions of this Agreement as amended by any supplements and riders hereto, you shall make loans to us from time to time, at our request, of up to thirty-six percent (36%) of the retail value of Eligible Inventory (reduced to twenty percent (20%) of the retail value of all "clearance items" constituting Eligible Inventory in an amount not to exceed Six Million Dollars ($6,000,000) which have been on our Premises for a period of less than eighteen (18) months); provided that at no time shall the outstanding loans made pursuant to the provisions of this section exceed eighty percent (80%) of the "Net Retail Return" (or the average "Net Retail Return" if expressed as a range), as determined by the most recently prepared Inventory Liquidation Sale Analysis of Schottenstein



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Richman Gordman 1/2 Price Stores, Inc.
September 12, 1996
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Capital Group, LLC (the "Net Retail Return"). In the event that at any time the loans made pursuant to this section exceed the Net Retail Return, as so determined, Borrower shall be obligated to immediately repay the loans by an amount necessary to eliminate such excess.

        2. The first sentence of Section 9.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                 This Agreement shall become effective upon acceptance by you and shall continue in full force and effect for a term ending six (6) years from the date hereof (the "Renewal Date") and from year to year thereafter unless sooner terminated pursuant the terms hereof; provided that, on October 20, 1996 we shall pay to you a fee of $75,000 which fee shall be fully earned as of September 11, 1995 and on each of October 20, 1997 and October 20, 1998 we shall pay to you a fee of $75,000 each of which fee shall be fully earned as of September , 1996, and on each renewal, including the renewal on the sixth anniversary of the date hereof, we shall pay to you a renewal fee of three-tenths percent (.3%) of the Maximum Credit on the date such renewal becomes effective.

        3. Section 9.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:


                 If you terminate this Agreement on the occurrence of an Event of Default or at our request (an "Early Termination") or we elect to reduce the Maximum Credit (a "Reduction") subject to the limitations set forth below, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of your lost profits as a remit thereof, we hereby agree that we shall pay to you, upon the effective date of such Early Termination or Reduction, a fee equal to one-half percent (.5%) of any Reduction and one-half percent (.5%) of the Maximum Credit upon Early Termination; provided that (i) the Maximum Credit may not be reduced below $15,000,000 except in the event of an Early Termination and
                 (ii) each Reduction must be in the amount of $2,500,000 or an integral multiple thereof.


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Richman Gordman 1/2 Price Stores, Inc.
September 12, 1996
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     4.  The reference to "$7,500,000" on Line 7, Section 6(v) of Rider 1 to
         the Loan Agreement is hereby deleted and replaced with "$5,000,000".

     The amendments to the Loan Agreement described herein shall be effective upon the delivery by Borrower to Congress of a counterpart of this Amendment No. 5 which has been acknowledged and agreed to by Borrower, along with (i) a restructuring fee of $10,000, (ii) resolutions of the board of directors of Borrower pertaining to the subject matter hereof, in form and substance satisfactory to Congress, and (iii) an opinion of counsel to Borrower, regarding the subject matter hereof, in form and substance satisfactory to Congress.

     Except as expressly set forth herein, the Loan Agreement shall remain unmodified and in full force and effect.

                                        Very truly yours,

                                        CONGRESS FINANCIAL CORPORATION
                                        (CENTRAL)


                                        By /s/ George Kalesnik, Jr.
                                           ---------------------------

                                        Its Senior Vice President
                                            --------------------------


ACKNOWLEDGED AND AGREED TO as of the
12th day of September, 1996.

RICHMAN GORDMAN 1/2 PRICE STORES, INC.

By /s/ Jeff Gordman
   -----------------------------------

Its CEO
    ----------------------------------

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